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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 25, 1999, with respect to the financial statements of Scottish Annuity & Life Holdings, Ltd. for the period ended December 31, 1998 incorporated by reference in the Current Report on Form 8-K/A dated December 31, 1999 of Scottish Annuity & Life Holdings, Ltd. filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG
                                        -----------------
                                          Ernst & Young
George Town, Grand Cayman
British West Indies
March 20, 2000